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                                                                      EXHIBIT 23


                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


The Rowe Companies
McLean, Virginia

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8K of our report dated April 2, 1999 relating to the financial statements of Storehouse, Inc. as of January 31, 1999 and 1998 into the previously filed registration statements of The Rowe Companies (file numbers 2-94943, 33-90486, 33-77766, 33-77768 and 333-82571). It should be noted that we have not audited any financial statements of the Company subsequent to January 31, 1999 or performed any audit procedures subsequent to the date of our report.


ARTHUR ANDERSEN, LLP



Atlanta, Georgia
October 14, 1999